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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-145704) of CombiMatrix Corporation of our report dated March 12, 2007 relating to the financial statements and financial statement schedule as of December 31, 2006 and 2005 and for the two years ended on those dates, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
March 19, 2008

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  EXHIBIT 23.2